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                                                                Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 27, 1995, in this Annual Report on Form 10-K for the year ended December 31, 1994 of Marshall & Ilsley Corporation.

We also consent to the incorporation by reference of such report in the following Registration Statements of Marshall & Ilsley Corporation:
Registration Statement No. 33-3415 (Form S-8) pertaining to the Marshall & Ilsley Corporation Retirement Growth Plan; Registration Statement No. 33-33153 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1989 Executive Stock Option and Restricted Stock Plan; Registration Statement No. 33-33090 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1988 Restricted Stock Plan; Registration Statement No. 33-2642 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1985 Executive Stock Option and Restricted Stock Plan; Registration Statement No. 2-89605 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1983 Executive Stock Option and Restricted Stock Plan; Registration Statement No. 33-53155 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1993 Executive Stock Option Plan; Registration Statement No. 33-53897 (Form S-8) pertaining to the stock option plans of Valley Bancorporation assumed by Marshall & Ilsley Corporation; Registration Statement No. 33-55317 (Form S-8) pertaining to the Marshall & Ilsley Corporation 1994 Long-Term Incentive Plan for Executives; Registration Statement No. 2-80293 (Form S-3) pertaining to shares of Marshall & Ilsley Corporation held by those persons named in such Registration Statement; Registration Statement No. 33-21377 (Form S-3) pertaining to the issuance by Marshall & Ilsley Corporation of Debt Securities; and Registration Statement No. 33-64054 (Form S-3) pertaining to the issuance by Marshall & Ilsley Corporation of Debt Securities.



                                                     ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
March 22, 1995